Exhibit 3.250

CERTIFICATE OF INCORPORATION

OF

BALLY MANUFACTURING OF NEW JERSEY, INC.

To:	The Secretary of State

State of New Jersey

THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation.

FIRST: The name of the corporation is BALLY MANUFACTURING OF NEW JERSEY, INC.

SECOND: The purpose or purposes for which the corporation organized are:

To conduct casino gaming, and to engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action, and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world

The foregoing clauses shall be construed both as objects and powers and, except where otherwise expressed, such objects and powers shall be in nowise limited or restricted by reference to or inference from the terms of any other clause in this certificate of incorporation, but the objects and powers so specified shall be regarded as independent objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is Two Thousand Five Hundred (2,500) common shares without par value.

FOURTH: The address of the corporation’s initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the corporation’s initial registered agent at such address is The Corporation Trust Company.

FIFTH: The number of directors constituting the initial board of directors shall be one; and the name and address of the director is as follows:

NAME	ADDRESS
William T. O’Donnell	2640 Belmont Avenue
Chicago, Illinois 60618

SIXTH: The name and address of the incorporator is as follows:

NAME	ADDRESS
Geoffrey J. Porter	1100 Citizens Building
Cleveland, Ohio 44114

In Witness Whereof, the incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation on the 3rd day of June, 1977.

/s/ Geoffrey J. Porter
Geoffrey J. Porter

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BALLY MANUFACTURING OF NEW JERSEY, INC.

The undersigned corporation, for the purpose of amending its Certificate of Incorporation and pursuant to the provisions of Section 14A: 9-4(3) of the New Jersey Business Corporation Act, hereby executes the following Certificate of Amendment:

FIRST: The name of the corporation is BALLY MANUFACTURING OF NEW JERSEY, INC.

SECOND: The following amendment or amendments were adopted by the shareholders on August 7, 1977, in the manner prescribed by the New Jersey Business Corporation Act:

RESOLVED, that Article FIRST of the Certificate of Incorporation be and the same hereby is amended to read as follows:

“FIRST: The name of the corporation is BALLY OF NEW JERSEY, INC.”

FURTHER RESOLVED, that Article FOURTH of the Certificate of Incorporation be and the same hereby is amended to read as follows:

“FOURTH: The address of the corporation’s registered office is 15 Exchange Place, Jersey City, New Jersey 07302, and the name of the corporation’s registered agent at such address is the United States Corporation Company.”

THIRD: The number of shares of the corporation entitled to vote at the time of the adoption of said amend or amendments was One Hundred (100).

FOURTH: The adoption of said amendment or amendments was by the written consent of the holder of all of the outstanding shares in lieu of a meeting of shareholders.

IN WITNESS WHEREOF, BALLY MANUFACTURING OF NEW JERSEY, INC. has caused this Certificate to be executed on its behalf by the Chairman of its Board of Directors or its President or a Vice President.

Dated: August 11, 1977.

BALLY MANUFACTURING OF NEW JERSEY, INC.

By	/s/ William T. O’Donnell
William T. O’Donnell
Chairman of the Board

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BALLY OF NEW JERSEY, INC.

The undersigned corporation, for the purpose of amending its Certificate of Incorporation and pursuant to the provisions of Section 14A: 9-4 (3) of New Jersey Business Corporation Act, hereby executes the following Certificate of Amendment:

FIRST: The name of the corporation is BALLY OF NEW JERSEY, INC.

SECOND: The following amendment was adopted by the sole shareholder on February 28, 1979, in the manner prescribed by the New Jersey Business Corporation Act:

RESOLVED, that Article FIRST of the Certificate of Incorporation be and the same hereby is amended to read as follows:

“FIRST: The name of the corporation is BALLY’S PARK PLACE, INC.”

THIRD: The number of shares of the corporation entitled to vote at the time of the adoption of said amendment or amendments was One Hundred (100).

FOURTH: The adoption of said amendment or amendments was by the written consent of the holder of all of the outstanding shares in lieu of a meeting of shareholders.

IN WITNESS WHEREOF, BALLY OF NEW JERSEY, INC. has caused this Certificate to be executed on its behalf by a Vice President. Dated: February 28, 1979

BALLY OF NEW JERSEY, INC.

By	/s/ RICHARD GILLMAN
RICHARD GILLMAN, Vice President

DEPARTMENT OF STATE 1979 MAR-7 AM 11:38 COMMERCIAL RECORDING BUREAU	FILED AND RECORDED MAR 15 1979 DONALD LAN SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BALLY OF NEW JERSEY, INC.

SILLS, BECK, CUMMIS, RADIN & TISCHMAN

A PROFESSIONAL CORPORATION

COUNSELLORS AT LAW

33 WASHINGTON STREET

Newark N.J. 07102

CERTIFICATE OF MERGER

OF HOTEL EASTBOURNE, INC. INTO

BALLY’S PARK PLACE, INC.

Pursuant to Section 14A:10-5 of the New Jersey Business Corporation Act, the undersigned corporations execute the following Certificate of Merger:

FIRST: A Plan of Merger of Hotel Eastbourne, Inc., a wholly owned subsidiary of Bally’s Park Place, Inc., into Bally’s Park Place, Inc. (a copy of which is annexed hereto) was approved by the shareholders and directors of each of the undersigned corporations in the manner prescribed by Chapter 10 of the New Jersey Business Corporation Act.

SECOND: As to each of the corporations, the number of shares outstanding are as follows:

NAME OF CORPORATION	NUMBER OF SHARES OUTSTANDING
Hotel Eastbourne, Inc.	100
Bally’s Park Place, Inc.	100

THIRD: As to each corporation, the total number of shares voted for and against the Plan of Merger are as follows:

Name of Corporation	Total Voter For	Total Voted Against
Hotel Eastbourne, Inc.	100	0
Bally’s Park Place, Inc.	100	0

ATTEST:	BALLY’S PARK PLACE, INC.

/s/ Richard Gillman	BY:	/s/ William S. Weinberger
Richard Gillman, Assistant Secretary		William S. Weinberger, President

ATTEST:	HOTEL EASTBOURNE, INC.

/s/ Richard Gillman	BY:	/s/ William S. Weinberger
Richard Gillman, Secretary		William S. Weinberger, President

DATED: May 11, 1979

PLAN OF MERGER

1. Preamble.

1.1 Nature of Plan. This is a Plan of Merger by and between Bally’s Park Place, Inc. and Hotel Eastbourne, Inc., corporations organized and existing under the laws of the State of New Jersey, made and executed pursuant to Chapter 10 of the New Jersey Business Corporation Act.

1.2 Parties. The parties to this Plan are the following New Jersey corporations and their respective Boards of Directors:

Bally’s Park Place, Inc.	William S. Weinberger
Richard Gillman
Alfred C. Linkletter
Irving Rom
William T. O’Donnell

Hotel Eastbourne, Inc.	William S. Weinberger
Richard Gillman

1.3 Designation of Corporate Parties herein.

1.3.1 Bally’s Park Place, Inc. is hereinafter sometimes called “the Surviving Corporation.”

1.3.2 Hotel Eastbourne, Inc. is hereinafter sometimes called “the Merging Corporation.”

2. Agreement to Merge. The Merging Corporation shall be and hereby is merged into the Surviving Corporation, subject to the terms and conditions of this Plan.

3. Terms and Conditions of Merger; Mode of Carrying it into Effect.

3.1 Effective Date. The merger shall become effective as of the close of business on May 11, 1979. The time when such merger shall become effective is herein sometimes referred to as the “effective date of the merger.”

3.2 Effect of Merger. Except as herein otherwise specifically set forth, the identity, existence, purpose, powers, franchises, rights and immunities of the Surviving Corporation shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, franchise, rights and immunities of the Merging Corporation shall be merged into the Surviving Corporation and shall be fully vested therewith. The separate corporate existence of the Merging Corporation, existence of the merging Corporation, except insofar as the same may be continued by statute, shall cease upon the effective date of the merger.

3.3 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall remain and be the Certificate of Incorporation of the Surviving Corporation until the same shall be altered or amended according to the provisions thereof.

3.4 By-Laws. The By-Laws of the Surviving Corporation shall remain and be the By-Laws of the Surviving Corporation until the same shall be altered or amended according to the provisions thereof.

3.5 Amendments of Certificate of Incorporation of the Surviving Corporation to be Effected. The Certificate of Incorporation of the Surviving Corporation shall not be amended.

4. Transfer of Rights, Etc. Upon the effective date of the merger, all rights, privileges, powers, franchises and interests of the Merging Corporation, both of a public and private nature, all of the property, real, personal and mixed, all debts due on whatever account to it, all things in action, or belonging to the Merging Corporation, and all and every other interest shall be taken and deemed to be transferred to and vested and shall vest in the Surviving Corporation, without further act or deed, as effectually as they were vested in the Merging Corporation, and all claims, demands, property and every other interest shall be as effectually the property of the Surviving Corporation as they were of the Merging Corporation; the title to any real estate, vested in the Merging Corporation by deed or otherwise shall not revert or be in any way impaired by reason of the merger; all rights of creditors and all liens upon the property of the Merging Corporation shall be preserved, unimpaired and all debts, liabilities, restrictions and duties of the Merging Corporation shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if they had been incurred or contracted by it.

5. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Merging Corporation acquired or to be acquired by reason of, or as a result of, the merger provided for by this Plan of Merger, the Surviving Corporation is hereby appointed the due and lawful attorney of the Merging Corporation in its respective name to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Plan of Merger, and the property officers and directors of the Surviving Corporation are fully authorized in the name of the Merging Corporation to take any and all such action.

6. Name of Surviving Corporation. The name of the Surviving Corporation is and shall be BALLY’S PARK PLACE, INC.

7. Directors and Officers of the Surviving Corporation.

7.1 Directors. The number of the first Directors of the Surviving Corporation shall be four. The names and post office addresses of the first Directors, who shall hold office until the annual meeting of shareholders of the Surviving Corporation and until their successors are elected or appointed, according to law and the By-Laws of the Surviving Corporation, are as follows:

Names of Directors	Post Office Addresses
William S. Weinberger	Park Place at Boardwalk
Richard Gillman	Atlantic City, NJ 08401
Alfred C. Linkletter
Irving Rom
William T. O’ Donnell

7.2 Officers. The number of the first officers of the Surviving Corporation, who shall hold office until their successors shall have been elected or appointed according to law or the By-Laws of the Surviving Corporation, shall be eight and their office or offices, names and post office addresses are as follows:

Names	Office	Addresses
William S. Weinberger	President	Park Place at Boardwalk,
Glenn K. Seidenfeld	Secretary	Atlantic City New Jersey 08401
Duane R. Krohn	Treasurer & Controller
Richard Gillman	Vice Chairman and Assistant Secretary
William J. Callnin	Vice President
Redenia C. Gillian	Vice President-Community Relations & Planning
Sam Hogan	Vice President & Director of Casino Operations
William T. O’ Donnell	Chairman

7.3 Vacancies. If, on the effective date of the merger, a vacancy shall exist in the Board of Directors of the Surviving Corporation or in any of the offices above specified, such vacancy shall thereafter be filled in the manner provided by law or in the By-Laws of the Surviving Corporation.

8. Capitalization of Surviving Corporation. The authorized capital stock of the Surviving Corporation shall remain at 2500 shares of common stock, no par value.

9. Capital Stock of Merging Corporation. The authorized capital stock of the Merging Corporation shall be retired as of the effective date of this merger.

IN WITNESS WHEREOF, the said corporations, parties hereto, have caused their respective seals to be hereunto affixed and these presents to be signed by their respective Presidents and attested by their respective Secretaries all thereunto duly authorized, and all of the Directors of each of said corporations have hereunto set their hands and seals, this 11th day of May, 1979.

ATTEST:	BALLY’S PARK PLACE, INC.

/s/ Richard Gillman	By:	/s/ William S. Weinberger
Richard Gillman, Assistant Secretary		William S. Weinberger, President

/s/ William S. Weinberger
William S. Weinberger, Director

/s/ Richard Gillman
Richard Gillman, Director

/s/ Alfred C. Linkletter
Alfred C. Linkletter, Director

/s/ Irving Rom
Irving Rom, Director

/s/ William T. O’Donnell
William T. O’Donnell, Director

ATTEST:	HOTEL EASTBOURNE, INC.

/s/ Richard Gillman	By:	/s/ William S. Weinberger
Richard Gillman		William S. Weinberger, President
Secretary
/s/ William S. Weinberger
William S. Weinberger, Director

/s/ Richard Gillman
Richard Gillman, Director

PLAN OF MERGER By and Between: BALLY’S PARK PLACE, INC., a New Jersey corporation and HOTEL EASTBOURNE, INC., a New Jersey corporation.	DEPARTMENT OF STATE 1979 MAY 11 PM 4:01 COMMERCIAL RECORDING BUREAU	FILED AND RECORDED MAY 11 1979 DONALD LAN SECRETARY OF STATE

Dated: , 1979

SILLS, BECK, CUMMIS, RADIN &

TISCHMAN, P.A.

33 Washington Street

Newark, New Jersey 07102

(201) 643-3232

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

        BALLY’S PARK PLACE, INC.

The undersigned corporation, for the purpose of amending and restating its Certificate of Incorporation in its entirety, which Certificate was filed with the Secretary of State of New Jersey on June 6, 1977 (and which Certificate was amended by certificates of amendment file with the Secretary of State of New Jersey on September 8, 1977, and March 15, 1979), and in accordance with the requirements of the New Jersey Casino Control Act, as amended, and the provisions of Section 14A:9-5(3) of the New Jersey Business Corporation Act, hereby executes the following Amended and Restated Certificate of Incorporation:

FIRST: The name of the corporation is BALLY’S PARK PLACE, INC.

SECOND: The purpose or purposes for which the corporation is organized is to conduct casino gaming in accordance with the requirements of the New Jersey Casino Control Act, as amended, and subject to the approval of the New Jersey Casino Control Commission, and to engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

THIRD: The aggregate number of shares which the corporation shall have authority to issues is Two Thousand Five Hundred (2,500) shares, without par value.

FOURTH: The address of the corporation’s current registered office is 15 Exchange Place, Jersey City, New Jersey 07302, and the name of the corporation’s current registered agent at such address is UNITED STATES CORPORATION COMPANY.

FIFTH: The number of directors constituting the board of directors is five (5); and the names and addresses of such directors are as follows:

NAME	ADDRESS
William T. O’ Donnell	825 Glen Oak Dr., Winnetka, Ill.

Richard Gillman	23 Cullen Dr., West Orange, N. J.

William R. Weinberger	100 S. Berkley Sq., Atlantic City, N. J.

Irving Ron	1300 N. Lake Shore Dr., Chicago, Ill.

Alfred C. Linkletter	73 Orchard St., Chatham, N. J.

IN WITNESS WHEREOF, BALLY’S PARK PLACE, INC. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officers, duly authorized, and has caused its corporate seal to be hereto affixed this 30th day of November, 1979.

ATTEST:	BALLY’S PARK PLACE, INC.

/s/ Steven R. Bolson	By:	/s/ William S. Weinberger
Assistant Secretary		WILLIAM S. WEINBERGER, President
Steven R. Bolson

CERTIFICATE RESPECTING AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION OF

BALLY’S PARK PLACE, INC.

The undersigned corporation, for the purpose of amending and restating its Certificate of Incorporation in its entirety, which Certificate was filed with the Secretary of State of New Jersey on June 6, 1977 (and which Certificate was amended by certificates of amendment filed with the Secretary of State of New Jersey on September 8, 1977, and March 15, 1979), and in accordance with the requirements of the New Jersey Casino Control Act, as amended, and the provisions of Section 14A:9-5(3) of the New Jersey Business Corporation Act, certifies as follows:

FIRST: The name of the corporation is BALLY’S PARK PLACE, INC.

SECOND: The Amended and Restated Certificate of Incorporation was adopted pursuant to the unanimous written consent of the sole owner and holder of all of the issued outstanding voting share of the corporation on November 30th, 1979. At the time of the adoption of the Amended and Restated Certificate of Incorporation there were 100 shares of common stock, no par value, of the corporation issued and outstanding, all of which shares were entitled to vote on the Amended and Restated Certificate of Incorporation.

THIRD: The following amendments to the Certificate of Incorporation were adopted concurrently with the adoption of the Amended and Restated Certificate of Incorporation:

(1) Article SECOND of the Certificate of Incorporation was amended to read as follows:

SECOND: The purpose or purposes for which the corporation is organized is to conduct casino gaming in accordance with the requirements of the New Jersey Casino Control Act, as amended, and subject to the approval of the New Jersey Casino Control Commission, and to engage in any activity within the lawful business purpose for which corporations may be organized under the New Jersey Business Corporation Act.

(2) Article FIFTH of the Certificate of Incorporation was amended to read:

FIFTH: The number of directors constituting the board of directors if five (5); and the names and addresses of such directors are as follows:

NAME	ADDRESS
William T. O’Donnell	825 Glen Oak Dr., Winnetka, Ill.

Richard Gillman	23 Cullen Dr., West Orange, N. J.

William S. Weinberger	100 S. Berkley Sq., Atlantic City, N. J.

Irving Rom	1300 N. Lake Shore Dr., Chicago, Ill.

Alfred C. Linkletter	73 Orchard St., Chatham, N. J.

IN WITNESS WHEREOF, BALLY’S PARK PLACE, INC. has caused this Certificate to be executed by the undersigned officers, duly authorized, and has caused its corporate seal to be hereto affixed this 30th day of November, 1979.

ATTEST:	BALLY’S PARK PLACE, INC.

/s/ Steven R. Bolson	By:	/s/ William S. Weinberger
Assistant Secretary		WILLIAM S. WEINBERGER, President
Steven R. Bolson

CERTIFICATE RESPECTING AMENDED

AND RESTATED CERTIFICATE

OF INCORPORATION OF

BALLY’S PARK PLACE, INC.

SILLS, BECK, CUMMIS, RADIN & TISCHMAN

A PROFESSIONAL CORPORATION

COUNSELLORS AT LAW

33 WASHINGTON STREET

Newark, N.J. [ILLEGIBLE]

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

BALLY’S PARK PLACE, INC.

To:	The Secretary of State

of New Jersey

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation:

1. The name of the corporation is Bally’s Park Place, Inc.

2. The following amendment to the Amended and Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the sole shareholder of the corporation on the 29th day of December, 1988:

RESOLVED, that the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by adding an Article Sixth, which reads as follows:

SIXTH:

The New Jersey Casino Control Commission (“New Jersey Commission”) shall have the right of prior approval of any and all transfers of the Corporation’s securities, shares or other interests in the Corporation as defined in the New Jersey Casino Control Act (“New Jersey Act”), and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the New Jersey Commission disapproves a transfer in accordance with the provisions of the New Jersey Act. Without limiting the foregoing, the sale, assignment, transfer, pledge or other disposition of any security, issued by the Corporation is conditional and shall be ineffective if disapproved by the New Jersey Commission. Every security issued by the Corporation shall bear on both sides of the certificate evidencing such security, a statement of the restrictions imposed by this provision.

To the extent that the continued holding of any security of the Corporation by a holder would result in the Corporation or any subsidiary, intermediary or holding company thereof being no longer qualified to continue as a casino licensee in the State of New Jersey, the Corporation shall have the absolute right to repurchase the securities held by said holder at the lesser of the price paid by said holder for said securities or the market price. The Corporation shall exercise its right to repurchase any security as provided above within ten (10) days after receipt from the New Jersey Commission of notice of disapproval or disqualification of a holder.

3. The number of shares entitled to vote upon the amendment was 100.

4. That in lieu of a meeting and vote of the sole shareholder and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the sole shareholder without a meeting pursuant to the written consent of the sole shareholder and the number of shares represented by such consent is 100 shares.

Dated this 29th day of December, 1988.

BALLY’S PARK PLACE, INC.

By:	/s/ Dennis P. Venuti
Dennis P. Venuti
Its:	Vice President and Secretary

CERTIFICATE OF MERGER OF BALLY’S PARK PLACE FUNDING, INC. (a Delaware Corporation) WITH AND INTO BALLY’S PARK PLACE, INC. (a New Jersey Corporation)

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of New Jersey, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations a “Constituent Corporation” and collective, the “Constituent Corporations”) of the merger (the “Merger”) are:

NAME	STATE OF INCORPORATION
Bally’s Park Place Funding, Inc.	Delaware
Bally’s Park Place, Inc.	New Jersey

SECOND: That an Agreement of Merger and Plan of Reorganization, dated as of August 19, 1999 (the “Merger Agreement”), by and between Bally’s Park Place Funding, Inc. (“Funding”) and Bally’s Park Place, Inc. (“Bally’s”) has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with the provisions of (and written consent of the stockholders of the Constituent Corporations has been given) and in accordance with the General Corporation Laws of the State of Delaware and Title 14A of the Revised Statutes of New Jersey.

THIRD: That the name of the surviving corporation in the Merger is Bally’s Park Place, Inc. (hereinafter, the “Surviving Corporation”), which will continue in existence as said surviving corporation under its present name upon the effective date of the Merger pursuant to the provisions of the General Corporation Law of the State of New Jersey.

FOURTH: That the Amended and Restated Certificate of Incorporation of the Surviving Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of New Jersey.

FIFTH: That Bally’s Park Place Funding, Inc. has 200 shares of common stock outstanding and entitled to vote, all of which voted for the Merger. Bally’s Park Place, Inc. has 100 shares of common stock outstanding and entitled to vote, all of which voted for the Merger.

SIXTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which currently is, Park Place and the Boardwalk, Atlantic City, New Jersey 08401.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

EIGHTH: That this Certificate of Merger shall be effective on the date same is filed with the Secretary of State of Delaware.

IN WITNESS WHEREOF, BALLY’S PARK PLACE, INC. has caused this Certificate of Merger to be signed as set forth below.

Dated: August 19, 1999

BALLY’S PARK PLACE, INC. a New Jersey corporation, and BALLY’S PARK PLACE FUNDING, INC.

By:	/s/ DONNA M. GRAHAM
DONNA M. GRAHAM,
Senior Vice President and Chief Financial Officer

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

OF

BALLY’S PARK PLACE FUNDING, INC. (a Delaware corporation)

WITH AND INTO

BALLY’S PARK PLACE, INC. (a New Jersey corporation)

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION, dated as of August 19, 1999 (the “Agreement”) is entered into by and between Bally’s Park Place Funding, Inc., a Delaware corporation (“Funding”), Park Place Entertainment Corporation, a Delaware corporation (“PPEC”), and Bally’s Park Place, Inc., a New Jersey corporation (“Bally’s”).

RECITALS

WHEREAS, Funding is a Delaware corporation and its agent for service of process in the State of New Jersey is Bernard E. DeLury, Jr., Esq., Park Place and the Boardwalk, Atlantic City, New Jersey 08401; and

WHEREAS, the total number of shares of stock which Funding has authority to issue is 200 shares of common stock, $.01 par value (the “Common Stock”); and

WHEREAS, Park Place Entertainment Corporation, a Delaware corporation (“PPEC”) is the parent company of Funding and owns all of the issued and outstanding shares of capital stock of Funding (200 shares); and

WHEREAS, Bally’s is a New Jersey corporation and its agent for service of process in the State of New Jersey is CSC/United States Corporation Company, 830 Bear Tavern Road, Trenton, New Jersey 08628; and

WHEREAS, the total number of shares of stock which Bally’s has authority to issue is two thousand five hundred (2,500) shares of common stock, no par value; and

WHEREAS, PPEC is also the parent company of Bally’s and owns all of the issued and outstanding shares of capital stock of Bally’s (100 shares); and

WHEREAS, Funding is a sister corporation of Bally’s; and both Funding and Bally’s are wholly-owned subsidiaries of PPEC: and

WHEREAS, immediately following the Merger (as hereinafter defined), the common shares of stock of Funding will be canceled; and

WHEREAS, the respective Boards of Directors deem it advisable and to the advantage, welfare and best interests of Funding, PPEC and Bally’s, respectively, and their respective stockholders, shareholders, or sole member, as applicable, to merge (such transaction “the Merger”) Funding with and into its sister company, Bally’s, pursuant to the provisions of the Delaware General Corporation Law (“DGCL”) and the New Jersey General Corporation Law (“NJGCL”), and upon the terms and conditions hereinafter set forth; and

WHEREAS, each of Funding, PPEC and Bally’s intends that the Merger occur effective as of the date the Certificate of Merger is filed with the Secretary of State; and

WHEREAS, each of Funding, PPEC and Bally’s intends that (i) the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Agreement constitute a “plan of reorganization” within the meaning of Sections 368 and 354 of the Code and (iii) each of Funding, PPEC and Bally’s constitute a “party to the reorganization” within the meaning of Section 368(b) of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto, being thereunto duly advised, and approved by resolutions adopted by the Board of Directors of Funding on the date hereof, and duly advised, and approved by resolutions adopted by the Boards of Directors of PPEC and Bally’s on the date hereof, this Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. Funding shall, pursuant to the provisions of the DGCL, be merged with and into Bally’s, with Bally’s as the surviving corporation from and after the Effective Time (as hereinafter defined) of the Merger. Bally’s shall hereinafter sometimes be referred to as the “Surviving Corporation,” and shall continue to exist as such Surviving Corporation under its present name pursuant to the provisions of the NJGCL. The separate existence of Funding, which shall hereinafter sometimes be referred to as the “Terminating Corporation,” shall cease at such Effective Time in accordance with the provisions of the DGCL.

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2. From and after the Effective Time of the Merger, the separate existence of Funding will cease, and Bally’s, as the Surviving Corporation in the Merger, shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities, and duties of each of Bally’s and Funding; and all singular rights, privileges, powers and franchises of Funding, and all property, real, personal and mixed of, and all debts due to Funding on whatever account, as well as for stock subscriptions and all other things in action or belonging to Funding, shall be vested in Bally’s; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of Bally’s as they were of Funding, and the title to any real estate vested by deed or otherwise in Funding shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of Funding shall thenceforth attach to Bally’s, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

3. The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Bally’s as it exists at the Effective Time shall continue in full force and effect after the Effective Time until changed, altered or amended as therein provided and in the manner prescribed by the provisions thereof and the NJGCL

4. The Amended and Restated Bylaws of Bally’s (the “Bylaws”) as they exist at the Effective Time shall continue in full force and effect after the Effective Time until changes, altered or amended as therein provided and in the manner prescribed by the provisions thereof, the Certificate of Incorporation of Bally’s and the NJGCL

5. The directors and officers of Bally’s in office at the Effective Time shall continue in office after the Effective Time until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Bally’s.

6. At the Effective Time, each share of Common Stock, $.01 par value, of the Terminating Corporation, which is issued and outstanding at the Effective Time, shall be automatically canceled and retired and shall cease to exist.

7. At the Effective Time, each then-outstanding share of capital stock of Bally’s shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged and continue to remain outstanding as one share of capital stock of the Surviving Corporation,

8. Funding, PPEC and Bally’s agree that they will cause to be executed and filed and recorded any document or documents including, but not limited to, a

3

Certificate of Merger, substantially in the form attached hereto as Annex A (the “Certificate of Merger”), prescribed by the laws of the State of Delaware and, if necessary, the laws of any other State, and that they will cause to be permitted all necessary acts within the State of Delaware and elsewhere to effectuate the Merger.

9. This Agreement and the Merger shall be effective at the date and time (the “Effective Time”) on which the certificate of merger with respect to the Merger (“Certificate of Merger”) is filed with and accepted for record by the Secretary of State of the State of Delaware.

10. Both before and after the date first written above, each party hereto shall cooperate in good faith with the other party and will perform all further acts and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the consummation of the transactions contemplated hereby.

11. This Agreement may be terminated by mutual consent of the parties hereto.

12. This Agreement constitutes the complete, final and exclusive statements of the terms of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

13. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

14. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

4

CERTIFICATE OF MERGER OF BALLY WARWICK, INC. BALLY’S PARK PLACE REALTY CO. and B.W. REALTY CORP. WITH AND INTO BALLY’S PARK PLACE, INC.

The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of New Jersey, DO HEREBY CERTIFY:

FIRST: That the name and state of Incorporation of each of the constituent corporations a “Constituent Corporation” and collective, the “Constituent Corporations”) of the merger (the “Merger”) are:

NAME	STATE OF INCORPORATION
Bally Warwick. Inc.	New Jersey
Bally’s Park Place Realty Co.	New Jersey
B.W. Realty Corp.	New Jersey
Bally’s Park Place, Inc.	New Jersey

SECOND: That an Agreement of Merger and Plan of Reorganization, dated as of December 17, 2001 (the “Merger Agreement”), by and between Bally Warwick, Inc. (“BWI”), Bally’s Park Place Realty Co. (“PP Realty”) and B.W. Realty Corp. (“BW Realty”), New Jersey corporations (collectively, “the Merging Corporations”) and Bally’s Park Place, Inc. (“BPPI”) has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with the provisions of (and written consent of the stockholders of the Constituent Corporations has been given) and in accordance with Title 14A of the Revised Statutes of New Jersey.

THIRD: That the name of the surviving corporation in the Merger is Bally’s Park Place, Inc. (hereinafter, the “Surviving Corporation”), which will continue in existence as said Surviving Corporation under its present name upon the effective date of the Merger pursuant to the provisions of the General Corporation Law of the State of New Jersey.

FOURTH: That the Amended and Restated Certificate of Incorporation of BPPI, the Surviving Corporation, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of New Jersey.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which currently is, Park Place and the Boardwalk, Atlantic City, New Jersey 08401.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: BWI has 100 shares of common stock outstanding (owned by BPPI) and entitled to vote, all of which voted for the Merger. PP Realty has 100 shares of common stock outstanding (owned by BPPI) and entitled to vote, all of which voted for the Merger. BW Realty has 100 shares of common stock outstanding (owned by BPPI) and entitled to vote, all of which voted for the Merger. BPPI has 100 shares of common stock outstanding (owned by Park Place Entertainment Corporation, a Delaware corporation) and entitled to vote, all of which voted for the Merger.

EIGHTH: That this Certificate of Merger shall be effective on the date same is filed with the Department of Treasury of the State of New Jersey.

IN WITNESS WHEREOF, the Merging Corporations and Bally’s Park Place, Inc. have caused this Certificate of Merger to be signed as set forth below.

Dated: December 18, 2001

BALLY WARWICK, INC., a NJ Corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director,
President and Chief Operating Officer

BALLY’S PARK PLACE REALTY CO., a NJ Corporation

By	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director,
President and Chief Operating Officer

B.W. REALTY CORP., a NJ Corporation

By	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director,
President and Chief Operating Officer

BALLY’S PARK PLACE, INC., a NJ corporation

By:	/s/ Kenneth C. Condon
Kenneth C. Condon, President

PARK PLACE ENTERTAINMENT CORPORATION a Delaware corporation,

By:	/s/ Wallace R. Barr
Wallace R. Barr, Chief Operating Officer

AGREEMENT OF MERGER AND

PLAN OP REORGANIZATION OF

BALLY WARWICK, INC.

BALLY’S PARK PLACE REALTY CO. and

B.W. REALTY CORP.

WITH AND INTO

BALLY’S PARK PLACE, INC.

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION, dated as of December 18, 2001 (the “Agreement”) is entered into by and between Bally Warwick, Inc. (“Warwick”), Bally’s Park Place Realty Co. (“PP Realty”), and B.W. Realty Corp. (“BW Realty”), New Jersey corporations (collectively “the Merging Corporations”), and Bally’s Park Place, Inc., a New Jersey corporation (“BPPI”).

RECITALS

WHEREAS, the Merging Corporations are New Jersey corporations and their agent for service of process in the State of New Jersey is Bernard E. DeLury, Jr., Esq., Park Place and the Boardwalk, Atlantic City, New Jersey 08401; and

WHEREAS, the total number of shares of stock which BWI has authority to issue is 2,500 shares of common stock, no par value (the “Common Stock”); and

WHEREAS, the total number of shares of stock which PP Realty has authority to issue is 100 shares of common stock, no par value; and

WHEREAS, the total number of shares of stock which BW Realty has authority to issue is 100 shares of common stock, no par value; and

WHEREAS, BPPI is the parent company of BWI, and owns all of the issued and outstanding shares of capital stock of BWI (100 shares), and

WHEREAS, BPPI is the parent company of PP Realty, and owns all of the issued and outstanding shares of capital stock of PP Realty (100 shares); and

WHEREAS, BPPI is the parent company of BW Realty, and owns all of the issued and outstanding shares of capital stock of BW Realty (100 shares): and

WHEREAS, BPPI is a New Jersey corporation and its agent for service of process in the State Of New Jersey is Corporation Service Company 830 Bear Tavern Road, Trenton, New Jersey 08628; and

WHEREAS, the total number of shares of stock which BPPI has authority to issue is 2,500 shares of common stock, no par value; and

WHEREAS, Park Place Entertainment Corporation, a Delaware corporation (“PPEC”) is the parent company of BPPI and owns all of the issued and outstanding shares of capital stock of BPPI (100 shares); and

WHEREAS, immediately following the merger (as hereinafter defined), the common shares of stock of each of the Merging Corporations will be cancelled; and

WHEREAS, the respective Boards of Directors deem it advisable and to the advantage, welfare and best interests of the Merging Corporations and BPPI, respectively, and their respective stockholders, shareholders or sole member, as applicable to merge (such transaction, “the Merger”) the Merging Corporations with and into BPPI pursuant to the provisions of the New Jersey General Corporation Law (“NJGCL”), and upon the terms and conditions hereinafter set forth; and

WHEREAS, each of the Merging Corporations and BPPI intends that the Merger occur effective as of the date the Certificate of Merger is filed with the Department of Treasury; and

WHEREAS, each of the Merging Corporations and BPPI intends that (i) the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Agreement constitute a “plan of reorganization” within the meaning of Sections 368 and 354 of the Code and (iii) each of the Merging Corporations and BPPI constitute a “party to the reorganization” within the meaning of Section 368(b) of the Code.

AGREEMENT

NOW, THEREFORE, In consideration of the mutual agreement of the parties hereto, being thereunto duly advised, and approved by resolutions adopted by the Board of Directors of the Merging Corporations on the date hereof, and duly advised, and approved by resolutions adopted by the Board of Directors of BPPI on the date hereof, this Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth thereto, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. The Merging Corporations shall, pursuant to the provisions of the NJGCL, be merged with and into BPPI, with BPPI as the surviving corporation from and after the Effective Time (as hereinafter defined) of the Merger. BPPI shall hereinafter sometimes be referred to as the “Surviving Corporation,” and shall continue to exist as such Surviving Corporation under its present name pursuant to the provisions of the NJGCL. The separate existence of each of the Merging Corporations, which shall hereinafter sometimes be referred to as the “Terminating Corporations,” shall cease at such Effective Time in accordance with the provisions of the NJGCL.

2. From and after the Effective Time of the Merger, the separate existence of the Terminating Corporations shall cease, and BPPI, as the Surviving Corporation in the Merger, shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities, and duties of each of BPPI and the Terminating Corporations; and all singular rights, privileges, powers and franchises of the Terminating Corporations, and all property, real, personal and mixed of, and all debts due to the Terminating Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to the Terminating Corporations, shall be vested in BPPI; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of BPPI as they were of the Terminating Corporations, and the title to any real estate vested by deed or otherwise in the Terminating Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of the Terminating Corporations shall thenceforth attach to BPPI, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

3. The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of BPPI as it exists at the Effective Time shall continue in full force and effect after the Effective Time until changed, altered or amended as therein provided and in the manner prescribed by the provisions thereof and the NJGCL.

4. The Amended and Restated Bylaws of BPPI (the “Bylaws”) as they exist at the Effective Time shall continue in full force and effect after the Effective Time until changes, altered or amended as therein provided and in the manner prescribed by the provisions thereof, the Certificate of Incorporation of BPPI and the NJGCL.

5. The directors and officers of BPPI in office at the Effective Time shall continue in office after the Effective Time until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of BPPI.

6. At the Effective Time, each share of Common Stock, no par value, of each of the Terminating Corporations, which is issued and outstanding at the Effective Time, shall be automatically canceled and retired and shall cease to exist.

7. At the Effective Time, each then-outstanding share of capital stock of BPPI shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged and continue to remain outstanding as one share of capital stock of the Surviving Corporation.

8. The Terminating Corporations and BPPI agree that they will cause to be executed and filed and recorded any document or documents including, but not limited to, a Certificate of Merger, substantially in the form attached hereto as Annex A (the “Certificate of Merger”), prescribed by the laws of (the State of New Jersey and, if necessary, the laws of any other State, and that they will cause to be permitted all necessary acts within the State of New Jersey and elsewhere to effectuate the Merger.

9. This Agreement and the Merger shall be effective at the date and time (the “Effective Time”) on which the certificate of merger with respect to the Merger (“Certificate of Merger”) is filed with and accepted for record by the Department of Treasury of the State of New Jersey, or at such later date and time as may be set forth in the Certificate of Merger.

10. Both before and after the date first written above, each party hereto shall cooperate in good faith with the other party and will perform all further acts and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the consummation of the transactions contemplated hereby.

11. This Agreement may be terminated by mutual consent of the parties hereto.

12. This Agreement constitutes the complete, final and exclusive statements of the terms of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

13. This Agreement will be governed by the laws of the State of New Jersey without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern, and is subject to the requirements of N.J.A.C. 19:43-2.8.

14. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

BALLY WARWICK, INC., a New Jersey corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director,
President and Chief Operating Officer

BALLY’S PARK PLACE REALTY CO., a New Jersey Corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director,
President and Chief Operating Officer

B. W. REALTY CORP., a New Jersey Corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director,
President and Chief Operating Officer

BALLY’S PARK PLACE, INC., a New Jersey corporation

By:	/s/ Kenneth C. Condon
Kenneth C. Condon, President

PARK PLACE ENTERTAINMENT CORPORATION, a Delaware corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Chief Operating Officer

CERTIFICATION

I, BERNARD E. DeLURY, JR., Secretary of Bally Warwick, Inc. (“BWI”), Bally’s Park Place Realty Co. (“PP Realty”), and B.W. Realty Corp. (“BW Realty”), all of which are corporations organized and existing under the laws of the State of New Jersey, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said BWI, PP Realty and BW Realty and having been signed on behalf of Bally’s Park Place, Inc. (“BPPl”), a corporation of the State of New Jersey, was duly adopted pursuant to the General Corporation Laws of New Jersey, by the unanimous written consent of BPPI, sole stockholder, holding 100 shares of the capital stock of BWI, PP Realty and BW Realty, same being all of the shares issued and outstanding having voting power, which agreement of Merger was thereby adopted as the act of the sole stockholder of BWI, PP Realty and BW Realty and the duly adopted agreement and act of BWI, PP Realty and BW Realty.

WITNESS, my hand on this 18th day of December, 2001.

/s/ Bernard E. DeLury, Jr.
Bernard E. DeLury, Jr., Secretary of Bally’s Warwick, Inc. Bally’s Park Place Realty Co. B. W. Realty Corp. and Bally’s Park Place, Inc.

ANNEX A

CERTIFICATE OF MERGER

CERTIFICATE OF MERGER OF BALLY’S SKYSCRAPER, INC. WITH AND INTO BALLY’S PARK PLACE, INC.

The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of New Jersey, DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations a “Constituent Corporation” and collective, the “Constituent Corporations”) of the merger (the “Merger”) are:

NAME	STATE OF INCORPORATION
Bally’s Skyscraper, Inc.	New Jersey
Bally’s Park Place, Inc.	New Jersey

SECOND: That an Agreement of Merger and Plan of Reorganization, dated as of December 30, 2002 (the “Merger Agreement”), by and between Bally’s Skyscraper, Inc. (“BSI” or “the Merging Corporation”) and Bally’s Park Place, Inc. (“BPP”), has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations, and by the sole shareholder of BPP, Park Place Entertainment Corporation, a Delaware corporation (“PPE”), in accordance with the provisions of (and written consent of the stockholders of the Constituent Corporations has been given) the Corporation Laws of the State of New Jersey.

THIRD: That the name of the surviving corporation in the Merger is Bally’s Park Place, Inc. (hereinafter, the “Surviving Corporation”), which will continue in existence as said Surviving Corporation under its present name upon the effective date of the Merger pursuant to the provisions of the General Corporation Law of the State of New Jersey.

FOURTH: That the Amended and Restated Certificate of Incorporation of BPP, the Surviving Corporation, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of New Jersey,

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which currently is, Park Place and the Boardwalk, Atlantic City, New Jersey 08401.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation; on request and without cost, to any stockholder of any Constituent Corporation.

SEVENTH: BSI has 100 shares of common stock outstanding (owned by BPP) and entitled to vote, all of which voted for the Merger. BPP has 100 shares of common stock outstanding (owned by PPE) and entitled to vote, all of which voted for the Merger.

EIGHTH: That this Certificate of Merger shall be effective on the date same is filed with the Department of Treasury of the State of New Jersey.

IN WITNESS WHEREOF, the Merging Corporation and Bally’s Park Place, Inc. have caused this Certificate of Merger to be signed as set forth below.

Dated: December 30, 2002

BALLY’S SKYSCRAPER, INC., a NJ Corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director and Chief Operating Officer

BALLY’S PARK PLACE, INC., a NJ corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director And Chief Operating Officer

PARK PLACE ENTERTAINMENT CORPORATION a Delaware corporation,

By:	/s/ Wallace R. Barr
Wallace R. Barr, President and Chief Executive Officer

AGREEMENT OF MERGER AND

PLAN OF REORGANIZATION OF

BALLY’S SKYSCRAPER, INC.

WITH AND INTO

BALLY’S PARK PLACE, INC.

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION, dated as of December 30, 2002 (the “Agreement”) is entered into by and between Bally’s Skyscraper, Inc., a New Jersey corporation (“BSI” or “the Merging Corporation”), and Bally’s Park Place, Inc., a New Jersey corporation (“BPP”).

RECITALS

WHEREAS, the Merging Corporation is a New Jersey corporation and its agent for service of process in the State of New Jersey is Corporation Service Company, 830 Bear Tavern Road, West Trenton, New Jersey 08628; and

WHEREAS, the total number of shares of stock which BSI has authority to issue is 100 shares of common stock, no par value (the “Common Stock”); and

WHEREAS, BPP is the parent company of BSI, and owns all of the issued and outstanding shares of capital stock of BSI (100 shares); and

WHEREAS, BPP is a New Jersey corporation and its agent for service of process in the State of New Jersey is Corporation Service Company, 830 Bear Tavern Road, Trenton, New Jersey 08628; and

WHEREAS, the total number of shares of stock which BPP has authority to issue is 2,500 shares of common stock, no par value; and

WHEREAS, Park Place Entertainment Corporation, a Delaware corporation (“PPE”) is the parent company of BPP, and owns all of the issued and outstanding shares of capital stock of BPP (100 shares); and

WHEREAS, immediately following the merger (as hereinafter defined), the common shares of stock of the Merging Corporation will be cancelled; and

WHEREAS, the respective Boards of Directors deem it advisable and to the advantage, welfare and best interests of the Merging Corporation and BPP, respectively, and their respective stockholders, shareholders or sole member, as applicable to merge (such transaction, “the Merger”) the Merging Corporation with and into BPP pursuant to the provisions of the New Jersey General Corporation Law (“NJGCL”), and upon the terms and conditions hereinafter set forth; and

WHEREAS, the Merging Corporation and BPP intend that the Merger occur effective as of the date the Certificate of Merger is filed with the Department of Treasury; and

WHEREAS, the Merging Corporation and BPP intend that (i) the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Agreement constitute a “plan of reorganization” within the meaning of Sections 368 and 354 of the Code and (iii) the Merging Corporation and BPP constitute a “party to the reorganization” within the meaning of Section 368(b) of the Code.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto, being thereunto duly advised, and approved by resolutions adopted by the Board of Directors of the Merging Corporation on the date hereof, and duly advised, and approved by resolutions adopted by the Board of Directors of BPP on the date hereof, this Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. The Merging Corporation shall, pursuant to the provisions of the NJGCL, be merged with and into BPP, with BPP as the surviving corporation from and after the Effective Time (as hereinafter defined) of the Merger. BPP shall hereinafter sometimes be referred to as the “Surviving Corporation,” and shall continue to exist as such Surviving Corporation under its present name pursuant to the provisions of the NJGCL. The separate existence of the Merging Corporation, which shall hereinafter sometimes be referred to as the “Terminating Corporation,” shall cease at such Effective Time in accordance with the provisions of the NJGCL.

2. From and after the Effective Time of the Merger, the separate existence of the Terminating Corporation shall cease, and BPP, as the Surviving Corporation in “the Merger, shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities, and duties of each of BPP and the Terminating Corporation; and all singular rights, privileges, powers and franchises of the Terminating Corporation, and all property, real, personal and mixed of, and all debts due to the Terminating Corporation on whatever account, as well as for stock subscriptions and all other things in action or belonging to the Terminating Corporation, shall be vested in BPP; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of BPP as they were of the Terminating Corporation, and the title to any real estate vested by deed or otherwise in the Terminating Corporation shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of the Terminating Corporation shall thenceforth attach to BPP, and may be enforced against It to the same extent as if said debts and liabilities had been incurred by it.

3. The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of BPP as it exists at the Effective Time shall continue in full force and effect after the Effective Time until changed, altered or amended as therein provided and in the manner prescribed by the provisions thereof and the NJGCL.

4. The Amended and Restated Bylaws of BPP (the “Bylaws”) as they exist at the Effective Time shall continue In full force and effect after the Effective Time until changes, altered or amended as therein provided and in the manner prescribed by the provisions thereof, the Certificate of Incorporation of BPP and the NJGCL.

5. The directors and officers of BPP in office at the Effective Time shall continue in office after the Effective Time until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of BPP.

6. At the Effective Time, each share of Common Stock, no par value, of the Terminating Corporation, which is issued and outstanding at the Effective Time, shall be automatically canceled and retired and shall cease to exist.

7. At the Effective Time, each then-outstanding share of capital stock of BPP shall, by virtue of the Merger and without any action on the part of the holder thereof, remain unchanged and continue to remain outstanding as one share of capital stock of the Surviving Corporation.

8. The Terminating Corporation and BPP agree that they will cause to be executed and filed and recorded any document or documents including, but not limited to, a Certificate of Merger, substantially in the form attached hereto as Annex A (the “Certificate of Merger”), prescribed by the laws of the State of New Jersey and, if necessary, the laws of any other State, and that they will cause to be permitted all necessary acts within the State of New Jersey and elsewhere to effectuate the Merger.

9. This Agreement and the Merger shall be effective at the date and time (the “Effective Time”) on which the certificate of merger with respect to the Merger (“Certificate of Merger”) is filed with and accepted for record by the Department of Treasury of the State of New Jersey, or at such later date and time as may be set forth in the Certificate of Merger; provided, however, that the Merger has received the prior approval of the New Jersey Casino Control Commission. If such approval is not obtained, then this Agreement shall terminate. Evidence of such approval shall be attached to this Agreement as Annex B.

10. Both before and after the date first written above, each party hereto shall cooperate in good faith with the other party and will perform all further acts and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the consummation of the transactions contemplated hereby.

11. This Agreement may be terminated by mutual consent of the parties hereto.

12. This Agreement constitutes the complete, final and exclusive statements of the terms of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

13. This Agreement will be governed by the laws of the State of New Jersey without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern, and is subject to the requirements of N.J.A.C. 19:43-2.8.

14. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

BALLY’S SKYSCRAPER, INC., a New Jersey corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director and Chief Operating Officer

BALLY’S PARK PLACE INC., a New Jersey corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, Sole Director and Chief Operating Officer

PARK PLACE ENTERTAINMENT CORPORATION, a Delaware corporation

By:	/s/ Wallace R. Barr
Wallace R. Barr, President and Chief Executive Officer

New Jersey Casino Control Commission Resolution

No. 02-25-19

RESOLUTION OF THE NEW JERSEY CASINO CONTROL

COMMISSION CONCERNING THE AMENDED PETITIONS OF

PARK PLACE ENTERTAINMENT CORP., BALLY’S PARK PLACE,

INC. AND BALLY’S SKYSCRAPER, INC. FOR APPROVAL OF THE

MERGER OF BALLY’S PARK PLACE, INC. AND BALLY’S

SKYSCRAPER, INC. AND FOR PERMISSION TO SURRENDER

THE CASINO AND CASINO HOTEL ALCOHOLIC BEVERAGE

LICENSES OF BALLY’S SKYSCRAPER, INC., AND FOR OTHER

RELIEF (PRNs 2660208 and 2660211)

WHEREAS, casino licensee Bally’s Park Place, Inc. (Bally) owns and operates the approved casino hotel known as Bally’s Atlantic City, which includes the Wild Wild West Casino with Coyote Kate’s Slot Parlor (the Wild West); and

WHEREAS, casino licensee Bally’s Skyscraper, Inc. (Skyscraper), which owns and operates the approved casino hotel known as the Claridge Hotel and Casino (the Claridge), is a direct wholly-owned subsidiary of Bally, which in turn is a direct wholly-owned subsidiary of Park Place Entertainment Corporation (Park Place Corporation); and

WHEREAS, Bally’s Atlantic City and the Claridge have recently been connected to one another through an enclosed pedestrian passageway known as the Gateway; and

WHEREAS, the completed Gateway affords Bally the opportunity to incorporate the Claridge, which will be known as the Claridge Tower at

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Bally’s, into its Bally’s Atlantic City casino hotel facility if it can satisfy the New Jersey Casino Control Commission (Commission) that the Gateway physically connects the two properties in an appropriate manner for purposes of N.J.S.A. 5:12-27; and

WHEREAS, Bally and Skyscraper filed PRN 2660211 with the Commission on September 23, 2002, and thereafter by letters dated October 9, 2002, October 25, 2002, and November 13, 2002, filed amendments and supplements thereto and filed an amended petition on November 27, 2002, seeking approval, among other things, (a) to include the Claridge Tower as part of the Bally’s Atlantic City approved hotel, (b) to surrender the casino and casino hotel alcoholic beverage (CHAB) licenses for the Claridge and to have the operation certificate for and the casino and CHAB licenses of Bally’s Atlantic City include the operations at the Claridge Tower, and (c) to expand the simulcasting facility in Bally’s Atlantic City to the Claridge Tower (the amended operating petition); and

WHEREAS, Bally, by letter dated December 2, 2002, as supplemented by letter dated December 3, 2002, and both as superceded in part and further supplemented by letter dated December 6, 2002, submitted a general request for a waiver of regulations under its internal control plan for operating the combined complex while phasing-in the consolidation of various

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departments and functions, which plan Bally intends to have govern its overall operations at the Claridge Tower until it receives approval for a particular phase of the consolidation (the operating plan); and

WHEREAS, Bally, Skyscraper and Park Place, for reasons related to but independent from the physical inclusion into Bally’s Atlantic City of the Claridge, filed PRN 2660208 with the Commission on September 23, 2002, and thereafter by letters dated October 9, 2002, October 25, 2002, and November 13, 2002, filed amendments and supplements thereto seeking, among other things, (a) approval to merge Skyscraper with and into Bally in accordance with N.J.A.C. 19:43-2.8 and (b) a determination that the merger is in conformity with N.J.S.A. 5:12-82e regarding undue economic concentration (the amended merger petition); and

WHEREAS, the Division of Gaming Enforcement (Division) filed two reports, one dated November 20, 2002 (D-l, in evidence), and the other dated December 4, 2002 (D-2, in evidence), responding to the amended merger and amended operating petitions; and

WHEREAS, the Casino Reinvestment Development Authority, by letter dated November 15, 2002, advised the Commission that it has no objection to the proposed merger; and

WHEREAS, the Commission considered the entire record of the proceedings at its public meeting of December 11, 2002;

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NOW, THEREFORE, BE IT RESOLVED by the Commission, that the relief requested by petitioners in the amended merger and the amended operating petitions is hereby APPROVED, based upon and to the extent set forth in the findings and rulings, and subject to the conditions, contained in this resolution, as follows:

FINDINGS and RULINGS

Based upon consideration of the entire record of these proceedings, the Commission issues the following declaratory rulings and makes the following findings:

1.

The merger of Skyscraper with and into Bally is APPROVED as consistent with N.J.A.C. 19:43-2.8 in that Bally and its individual qualifiers post-merger are suitable as possessing the requisite good character, honesty and integrity and financial stability, integrity and responsibility pursuant to N.J.S.A. 5:12-84b and c; provided, however, that, promptly after execution, petitioners shall file with the Commission and serve on the Division executed copies of the corporate documents necessary to effect the merger, which documents shall substantially conform to the drafts attached to the amended merger petition; and provided further that petitioners shall

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notify the Commission and the Division immediately if they plan to effect the merger sooner than December 30, 2002, or to delay substantially the operative date of the merger, and shall file an updated business entity disclosure form for Bally within 15 days of completing the merger;

2.	The merger, and any consequent holding of the Skyscraper casino license directly by Bally, does not cause undue economic concentration in Atlantic City casino operations for purposes of N.J.S.A. 5:12-82e;

3.	The surrender of the casino and CHAB licenses for the Claridge is APPROVED, effective upon the consummation of the merger;

4.	The Gateway is an appropriate connection for purposes of N.J.S.A. 5:12-27 so that the Claridge Tower is part of the Bally’s Atlantic City approved hotel containing 1,753 qualifying sleeping units for purposes of N.J.S.A. 5:12-27 that authorize Bally to operate a casino of not greater than 180,000 square feet;

5.

The expansion of the Bally simulcasting facility into the Claridge Tower and the modifications to the casino floor of the combined facility, including the configuration of the slot machines therein, are APPROVED, and result in a calculation of slot machine density in

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conformity with N.J.A.C. 19:46-1.27(d); provided, however, that petitioners shall submit the necessary internal controls therefor and shall obtain the approval of the New Jersey Racing Commission before implementing those modifications;

6.	The operating plan, and the relaxation where necessary of those Commission’s regulations incidental thereto, are APPROVED for purposes of Bally conducting gaming and simulcasting in the combined facility immediately before and after the merger and pending its consolidation of various departments and functions; provided, however, that Bally shall complete those consolidations by no later than December 31, 2003, and promptly shall notify the Commission and the Division in writing if there is a material departure from the timetable for completing the conversions of the casino management and slot management systems as specified in the amended petitions; and provided further that Bally shall obtain Commission approval, as delegated to Chair Linda M. Kassekert or her designee, for such consolidations before they are implemented and shall supply the Commission and the Division, before implementing a particular procedure or practice, with a list of the regulations to be affected by the procedure or practice and a description of how it intends to implement the procedure or practice if not already addressed by the operating plan;

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7.	Subject to the conditions set forth in the report of the Commission’s License Division, dated December 11, 2002, C-1, in evidence, and in accordance therewith and with the report of the Division, dated December 4, 2002, D-2, in evidence, the request to amend the Bally CHAB license to include the Claridge Tower CHAB locations, to allow Bally to receive and use the Claridge CHAB inventory and to remove Skyscraper as a participant in the cooperative purchase arrangement among Bally, GNOC Corp. and Boardwalk Regency Corporation, is GRANTED in accordance with N.J.S.A. 5:12-103 and N.J.A.C. 19: 50;

8.	To the extent that the merger effects a transfer of the casino and CHAB licenses from Skyscraper to Bally, the Commission’s approval of the merger, which upon consummation results in the immediate surrender of the Skyscraper casino and CHAB licenses and the extension of the Bally casino and CHAB licenses to include the gaming and simulcast operations at the Claridge Tower, is sufficient to address whatever concerns N.J.S.A. 5:12-104c may raise regarding that transfer;

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CONDITIONS

Based on the entire record of the proceedings, the findings and rulings set forth herein are subject to the following conditions, which, insofar as applicable, shall supercede any conditions or requirements of any prior operation certificate for Bally or for Skyscraper:

Operational Blueprints

1.	Operational blueprints of the Main Bally’s Casino, Billy’s Simulcast Facility, Claridge Tower and Wild West shall be maintained and filed separately pursuant to N.J.A.C. 19:43-7.3(c) and shall in addition to the locations required by N.J.A.C. 19:43-7.3(c) include security post A-2 and the security podium and surveillance room at the Claridge Tower as required blueprint locations;

Table Game and Slot Machine Designations

2.	The table games and slot machines including the pit and zone designations shall be numbered in such a way as to identify the table game and slot machine locations as being either in the Main Bally’s Casino, Billy’s Simulcast Facility, Wild West or the Claridge Tower;

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Alarm Systems

3.	Money clip hold up alarms, or an equivalent approved manually triggered silent alarm system, shall be installed and continually maintained in each cashier window, in each coin sales booth and in the Wild West hard count room. The alarms for the Main Bally’s Casino, Billy’s Simulcast Facility and the Wild West shall be connected directly to the Main Bally’s Casino surveillance room and its security department. All alarms for the Claridge Tower shall operate independently and shall remain as currently approved until no later than December 31, 2003;

Closed Circuit Television System

4.

Bally shall continuously maintain a CCTV system sufficient to monitor the activities at the Main Bally’s Casino, Billy’s Simulcast Facility and the Wild West including the armored car routes for the Main Bally’s Casino and the Wild West, the movement of all soft and hard count room funds for the Main Bally’s Casino and the Wild West, the movement of gaming chips, slot tokens, cards, dice, gaming equipment and cash to and from the Main Bally’s Casino, Billy’s Simulcast Facility, the Claridge Tower and the Wild West,

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including the overpass connections at Michigan Avenue and Pop Lloyd and Park Place, and the activities required by N.J.A.C. 19:45-1.10. In addition, Bally shall operate a separate CCTV system at the Claridge Tower in accordance with Skyscraper’s approved Surveillance Submission until a consolidation is approved by the Commission;

Staffing

5.	In addition to all staffing requirements set forth by the Act and Commission regulations, the following staffing levels shall be maintained at all times by Bally as a condition to its operation of the approved casino rooms:

a.	Surveillance – One casino key employee shall be on duty in the Main Bally’s surveillance monitor room or on-property accessible by beeper at all times and at least four additional casino employees (surveillance officers) shall be assigned to monitor activities at all times. Of the four casino employees, there shall be at least one individual assigned to monitor the activities at the Wild West at all times. As of January 1, 2003, Bally shall maintain a separate surveillance department at the Claridge Tower and operate it in accordance with Skyscraper’s approved Surveillance Submission until a consolidation is approved by the Commission;

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b.	Slot Department – One slot shift manager (casino key employee) shall be on duly at all times, assigned to the Main Bally’s Casino and a separate slot shift manager shall be assigned to the Wild West at all times except between the hours of 5:00 a.m. to 9:00 a.m. Monday through Friday. Two slot supervisors (casino employees) shall be on duty at all times, one assigned to the Main Bally’s Casino and one assigned to the Wild West. As of January 1, 2003, Bally shall maintain a separate slot department at the Claridge Tower which shall operate in accordance with Skyscraper’s Accounting and Internal Control Submission until a consolidation is approved by the Commission;

c.	Table Games Department – Two casino shift managers (casino key employees) shall be on duty at all times, one assigned to the Main Bally’s Casino including Billy’s Simulcast Facility and one assigned to the Wild West. As of January 1, 2003, Bally shall maintain a separate table games department at the Claridge Tower which shall operate in accordance with Skyscraper’s Accounting and Internal Control Submission until a consolidation is approved by the Commission;

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d.	Security—As part of the supervisory posts set forth in the Bally Security Submission, two senior security shift supervisors or above (casino key employees) shall be on duty all times, one assigned to the Main Bally’s Casino and one assigned to the Wild West. As of January 1, 2003, Bally shall maintain a separate security department and podium at the Claridge Tower which shall operate in accordance with Skyscraper’s approved Security Submission until a consolidation is approved by the Commission;

e.

Casino Accounting—Although Bally will maintain separate casino accounting departments for the Claridge Tower and the remainder of the facility, those departments shall report to a single casino controller. Two casino key employees shall be on duty at all times, one assigned to the cashiers’ cage in the Main Bally’s Casino and one assigned to the satellite cage in the Wild West. In addition, a casino key employee shall be assigned to the Billy’s satellite cage and simulcast counter whenever it is opened for gaming. A casino key employee shall be assigned to

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each of the four count rooms during the counting process. The cashiers’ cage and hard and soft count rooms at the Claridge Tower shall continue to operate and be staffed independently from the Main Bally’s Casino and Wild West pursuant to Skyscraper’s approved Accounting and Internal Controls Submission until a consolidation is approved by the Commission. The Master Game report, Slot Win Report and Slot Cash Storage Box Report for the Claridge Tower shall be completed in accordance with Skyscraper’s Accounting and Internal Control Submission and forwarded daily to the Bally Accounting Department, which shall combine all reports for the purpose of the weekly tax transfer to the Commission;

f.	Bally’s and the Claridge Tower’s Slot Machine Cages—The two slot machine cages shall be the responsibility of one slot cashier manager. However, one casino key employee shall be on duty at all times in each cage;

Credit

6.	Bally shall operate independent credit departments in accordance with the approved Accounting and Internal Control Submission as applicable to Bally or Skyscraper immediately before the merger,

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except that the Bally’s Atlantic City credit department shall have access to the CMS system for the Claridge Tower in order to advise other casinos of a patron’s outstanding balance, if necessary. If an inquiry from another casino licensee is received at Bally’s Atlantic City requesting credit information about a patron, the credit representative shall check both the Bally and Claridge Tower system and provide the requested information. If the Claridge Tower receives a credit inquiry, one of its credit representatives shall respond by providing only information regarding the patron’s Claridge Tower account and shall advise the inquirer to contact Bally’s Atlantic City’s credit department. The two credit departments shall operate independently until a consolidation is approved by the Commission;

Forms

7.	All forms required pursuant to the Accounting and Internal Controls and Gaming Equipment Submissions shall contain the name Bally’s Atlantic City. The Claridge Tower may continue to use Skyscraper’s currently approved forms until the existing supply is exhausted, an existing procedure or department is approved for consolidation with Bally’s Atlantic City or until June 30, 2003, whichever comes first;

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Outside Auditor’s Report

8.	All future reports issued by an independent public accountant for purposes of Bally complying with N.J.A.C. 19:45-1.7 shall include the operations of the Main Bally’s Casino, Billy’s Simulcast Facility, the Wild West, and the Claridge Tower;

Gaming Guide

9.	As of January 1, 2003, Bally shall make available at the security podium at the Wild West, at Post A-2 in the Main Bally’s Casino and at the security podium at the Claridge Tower a consolidated Rules of the Games Checklist, the approved Gaming Guide for Bally’s Atlantic City and the complete text of the rules of the games, including the true odds and house advantages;

Key Access

10.	Bally shall provide the Commission and Division, upon request, with the ability to unlock all locks under Bally control in each casino area and any other locks related to the casino operation;

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Access to Restricted Areas

11.	Bally’s Atlantic City shall adhere to its approved access and control plan to allow casino employees access to certain restricted areas in the Main Bally’s Casino, Billy’s Simulcast Facility and the Wild West. The Claridge Tower shall adhere to the approved access and control plan for Skyscraper. Bally’s Atlantic City shall have until June 30, 2003, to consolidate these access and control plans. Further, no Bally employee working at the Claridge Tower shall be permitted access to the Main Bally’s Casino restricted areas and vice versa unless the appropriate access plan has been revised and approved by the Commission;

Casino Surveillance Room

12.	Personnel of the Commission as authorized by the Chair or her designee and personnel of the Division as authorized by the Director or his designee shall have and be afforded complete and unfettered:

a.	Authority to direct any and all casino surveillance personnel at each surveillance location anywhere in the entire Bally casino hotel facility for the purpose of recording or photographing any picture on any CCTV monitor at any time;

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b.	Authority to control the equipment in such rooms during such periods, to retain any tapes or photographs resulting from Commission or Division control of equipment during such periods, and to exclude Bally, its employees and agents from access to such tapes and photographs. Division agents shall also have the authority to eject, if necessary, any and all individuals from the casino surveillance rooms; and

c.	Access at all times to all photographs and tapes resulting from pictures emanating from CCTV monitors contained in each casino surveillance room, which photographs and tapes shall be stored by Bally in such place or places and for such a time period as shall be subsequently designated by either the Commission or Division;

Hours of Surveillance

13.	Casino surveillance by CCTV monitors shall be maintained and continued at all times. The surveillance operations at the Claridge Tower shall be a 24-hour operation. The surveillance operations shall be consolidated by no later than December 31, 2003;

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Security Posts

14.	Bally’s Atlantic City through its security department shall, at all times, maintain and cover in each casino and simulcast facility, the posts approved for the Main Bally’s Casino and the Wild West as set forth in its approved Security Submission. Sufficient personnel shall be maintained by Bally’s Atlantic City to accomplish all direct security functions, including, without limitation, the transportation of drop boxes, slot drop boxes, slot cash storage boxes and drop buckets, along with card and dice collection, inspection and destruction procedures, the escort of coin, cash, slot tokens and gaming equipment to and from the Main Bally’s Casino and Wild West and the posts needed for the armored car routes without eliminating coverage of the designated fixed posts. Specific posts to be covered may be designated by the Chair or her designee upon the recommendation of the Director of Compliance, and such designations shall be binding on Bally in accordance with N.J.S.A. 5:12-99. The Claridge Tower shall maintain the security posts approved in its Security Submission and be a 24-hour operation. The security operations shall be consolidated by no later than December 31, 2003;

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Transportation of Cards and Dice

15.	The transportation of cards and dice to and from the Main Bally’s Casino, Billy’s Simulcast Facility, the Claridge Tower and the Wild West shall be in a locked cart with a security escort;

Gaming Equipment Identification

16.	Value and non-value gaming chips, slot tokens, cards, dice and layouts shall be identified with the name “Bally’s Atlantic City”. The Claridge Tower may continue to use its current supply of cards, dice and layouts until the existing supply is exhausted or until June 30, 2003, whichever comes first;

Notice of Investigation

17.	Bally, through its security and surveillance departments, shall have the continuing obligation to promptly notify Division and Commission personnel of all violations or suspected violations of the New Jersey Criminal Code relating to the operations throughout any of its casino rooms or simulcasting facilities;

Parking

18.	Bally shall provide and continuously maintain at all times any

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parking facilities required by the Commission or the Division for their respective staffs assigned to the Main Bally’s Casino, the Claridge Tower or the Wild West. These parking spaces shall be in such location as are acceptable to the Commission and Division. All Commission/Division spaces shall be clearly marked for Commission/Division use;

Locks

19.	The Commission locks required for the soft count and hard count rooms, slot bases, slot drop boxes, drop boxes, slot cash storage boxes and trolleys at each gaming location (the Main Bally’s Casino, the Wild West and the Claridge Tower) shall be unique to that location and different from the other locations covered by the Operation Certificate. The casino licensee’s locks for the slots machines and slot bases at each gaming location (the Main Bally Casino, the Wild West and the Claridge Tower) shall be unique to that location and different from the other locations covered by the Operation Certificate;

Satellite Cage Doors

20.	The door to the Wild West soft count room and the door for the Wild West coin vault shall be considered as part of the mantrap system for the Wild West satellite cashiers’ cage;

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Accounting and Internal Control Submission

21.	By no later than December 31, 2003, the Bally Accounting and Internal Control Submission shall incorporate the Claridge Tower operations such that Bally shall operate thereafter under one Section 99 Submission. During the interim, Bally shall operate the Claridge Tower under the Skyscraper Accounting and Internal Control Submission, and any references therein to Claridge, Skyscraper or the casino licensee shall be deemed, to the extent necessary, to mean Bally or the Claridge Tower, as applicable. As of January 1, 2003, the Chief Financial Officer and Chief Legal Officer at Bally shall be responsible for all certifications required pursuant to Section 99 of the Casino Control Act for the operations at the Main Bally’s Casino, the Wild West and the Claridge Tower;

Security Podium and Commission Booth Signs

22.	For the locations of the Commission Booths and Wild West Security Podium, Bally shall maintain sufficient signs for directing the public to those locations as determined by the Director of Compliance or his designee in consultation with the Chair;

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Simulcasting

23.	Until July 1, 2003, a general cashier at the cashiers’ cage at the Claridge Tower shall be authorized to redeem simulcast tickets from a separate drawer imprest from the simulcast vault located at the simulcast counter in Billy’s Simulcast Facility in accordance with internal control procedures certified to and implemented in accordance with N.J.A.C. 19:45-1.3 and Section 99 of the Casino Control Act;

Slot Tokens

24.	The Claridge Tower shall be authorized to use the Bally’s Atlantic City $1.00, $5.00 and $25.00 slot tokens effective December 23, 2002. The procedures to remove the existing Claridge slot tokens and fill the slot machine hoppers with Bally Atlantic City’s slot tokens shall be submitted for approval by no later than December 12, 2002. Bally’s Atlantic City shall destroy all Claridge $0.50, $1.00, $5.00 and $25.00 slot tokens and the $10.00 prize tokens in accordance with destruction procedures set forth in Section 1.36 of Skyscraper’s Gaming Equipment Submission by no later than July 1, 2003;

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Gaming Chips

25.

Bally shall be authorized to continue to use in the Claridge Tower the existing Claridge value gaming chips until March 1, 2003, and to use the existing non-value gaming chips until May 1, 2003, and by such dates Bally shall replace the respective chips with Bally’s Atlantic City’s gaming chips. Once the existing Claridge value and non-value gaming chips have been removed from use they shall be destroyed by no later than July 1, 2003, in accordance with Section 1.6 of Skyscraper’s Gaming Equipment Submission. Until the conversion to Bally’s Atlantic City’s gaming chips has been completed, the gaming chips issued at the Claridge Tower shall only be wagered at the Claridge Tower and the gaming chips issued by Bally’s Atlantic City shall only be wagered at Bally’s Main Casino, Billy’s Simulcast Facility and the Wild West. Any Bally’s Atlantic City gaming chips accepted at the Claridge Tower cashiers’ cage shall be transferred to the Bally’s Atlantic City cashier’s cage prior to the end of each gaming day. Any Claridge gaming chips accepted at the Main Bally’s Cage or at the Satellite Cage at the Wild West shall be transferred to the Claridge Tower cashiers’ cage

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prior to the end of the gaming day. The internal controls governing procedures to transfer these chips shall be submitted by December 16, 2002;

Management Information System

26.	No computer conversion may be implemented prior to the necessary Accounting and Internal Control Submission being effective together with a separate computer conversion submission detailing the implementation plan for the conversions;

BE IT FURTHER RESOLVED that Chair Linda M. Kassekert, or her designee, is delegated the authority, consistent with the Commission’s rulings and findings in the matter, to review and approve requests to modify the operating plan and to relax or permit deviations from such Commission’s regulations as may be impacted by such modifications;

Submitted by:	/s/ Leonard J. DiGiacomo
Leonard J. DiGiacomo
Assistant General Counsel

CERTIFICATION

I HEREBY CERTIFY that this Resolution correctly reflects the decision of the New Jersey Casino Control Commission.

/s/ Dennis Daly
Dennis Daly
Executive Secretary

Meeting of December 11, 2002

Vote taken on page 74

CERTIFICATION

I, BERNARD E. DeLURY, JR., Secretary of Bally’s Skyscraper, Inc. (“BSI”) and Bally’s Park Place, Inc. (“BPP”), both of which are corporations organized and existing under the laws of the State of New Jersey, and Assistant Secretary of Park Place Entertainment Corporation, a Delaware corporation (“PPE”), hereby certify, in such capacity, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said BSI and BPP, was duly adopted pursuant to the General Corporation Laws of New Jersey, by the unanimous written consent of BPP (as authorized by its sold stockholder PPE), sole stockholder, holding 100 shares of the capital stock of BSI, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the sole stockholder of BSI and BPP, and the duly adopted agreement and act of BSI and BPP.

WITNESS, my hand on this 30th day of December, 2002.

/s/ Bernard E. DeLury, Jr.
Bernard E. DeLury, Jr., Secretary of Bally’s Skyscraper, Inc. Bally’s Park Place, Inc. and as Assistant Secretary of Park Place Entertainment Corporation